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                                REPRESENTATION OF
                              INVESTOR SUITABILITY
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                             RPM TECHNOLOGIES, INC.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR THOSE INVESTORS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES IN RELATION TO THEIR INVESTMENT AND WHO UNDERSTAND THE PARTICULAR RISK FACTORS OF THE INVESTMENT. IN ADDITION, INVESTMENT IN THE SHARES IS SUITABLE ONLY FOR INVESTORS WHO DO NOT NEED LIQUIDITY IN THEIR INVESTMENT IN THE SECURITIES.

The undersigned investor, ___________________ makes the following warranties and representations:

A.       Investor suitability:

Shares will be sold only to those investors who submit a Confidential Purchaser Questionnaire to the Company in the form set forth. Each investor must establish to the satisfaction of the Company that:

       1. The investor, either alone or with his duly appointed Purchaser Representative, as defined in Regulation D of the 1933 Act, has such knowledge and experience in financial and business matters that the investor is able to evaluate the merits and risks in the investment in the Shares;

       2. The investor has the financial ability to bear the economic risk of an investment in the Shares, adequate means of providing for his current needs and personal contingencies, and no need for liquidity in the investment of the Shares; and 3. The investor is acquiring the Shares for his own investment, and not with a view to resale or distribution.

B.       Ability to accept limitations on transferability:

A public market for the Shares does not currently exist, and, if one does develop, there is no assurance that it will be sustained for any length of time. Moreover, the transferability of the Shares may be subject to certain restrictions on resale as imposed under state and federal securities laws. Therefore, this investment is suitable only for investors who do not need liquidity for their investment.

I HEREBY WARRANT THAT I HAVE READ AND UNDERSTOOD THE PROVISIONS LISTED ABOVE, AND THAT I AM AWARE THAT MY ENTIRE INVESTMENT IN THESE SHARES WILL GO TO THE COMPANY TO USE FOR FINANCING AND SALES PURPOSES. I HAVE HAD THE OPPORTUNITY TO OBTAIN THE ADVICE OF MY ATTORNEY, TAX CONSULTANT, AND BUSINESS ADVISOR WITH RESPECT TO THE LEGAL, TAX, AND BUSINESS ASPECTS OF THIS INVESTMENT PRIOR TO SUBSCRIBING FOR THE SECURITIES OFFERED HEREBY.

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Individually                                                  Date